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                                                                   Exhibit 10.43

                               HEADS OF AGREEMENT


     These Heads of Agreement are entered into this 19th day of July 1995

BETWEEN

     (1) Jack Carl/312 Futures, Inc. of 200 West Adams, Chicago, Illinois 60606 USA ("JCI"); and

     (2) Simon Drabble of Dublin Farmhouse, Wherwell, Nr Andover, Hampshire SPl1 7PJ, Graham Wellesley of 38 Santos Road, London SW18 1MS and Lorenzo Naldini of 19 Stanley Gardens, London Wil 2NG (together the "Traders").

WHEREAS

     A. JCI is interested in establishing a United Kingdom subsidiary (to be called Index Forex Limited or such other name as JCI may determine (the "Company")) and employing the Traders through the Company.

     B. The Traders are interested in joining the Company on the terms set out herein.

     C.   These Heads of Agreement are legally binding.

NOW IT IS AGREED AS FOLLOWS:

     1. JCI will procure the incorporation of the Company with a paid up share capital of not less than (Pounds)100,000 and will use its best endeavors to ensure the Company commences business not later than 30th September 1995 and in any event by 31st December 1995 (the effective date hereinafter referred to as "Completion Date").

     2. The purpose of the Company will be to trade spot and forward inter-bank foreign exchange and OTC foreign exchange options and the Company will apply for membership of the Securities and Futures Authority Limited ("SFA"), such application to have been approved within 3 months of the Completion Date. Prior to authorization by SFA the Company will not conduct investment business as defined in the Financial Services Act 1986.

     3. JCI will procure that the Company will enter into employment agreements with the Traders in substantially the form set out at Appendix 1 hereto and the Traders agree to execute such agreements on or before and with effect from the Completion Date.

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 4.  JCI will procure office space for the Company at the approximate costs and the required infrastructure specified at Appendix 2.

 5. JCI and the Traders will use their best endeavors to introduce clients to the Company in respect of inter-bank foreign exchange business and to introduce on-exchange futures and options execution and clearing business to Index Futures Group, Inc.

 6. It is a condition precedent to this Agreement that the Company shall be fully operational and that all of the obligations of JCI hereunder (including any obligations of the Company to be procured by JCI) have been fulfilled on or before the Completion Date. Should such conditions precedent not have been fulfilled, the Traders shall not be obliged to enter into the employment agreement and, if executed, such employment agreements shall cease to have any effect, save that JCI shall be obliged to pay compensation to each of the Traders equal to 3 months draw as specified in the employment agreements.

 7. In consideration of the undertakings of JCI herein and recognising the costs to be incurred by JCI in establishing the Company and the required infrastructure as set out in Appendix 2 prior to the Completion Date, the Traders agree that, provided JCI and the Company have performed their obligations hereunder, should any of the Traders not take up their employments with the Company, fail to obtain authorisation by SFA in order to carry out their duties for the Company or if any of them terminate such employments within 3 months of the Completion Date, the Traders shall pay compensation to JCI equal to the costs incurred by JCI and the company subject to a maximum amount of (Pounds)100,000.

 8. The Parties shall not discuss the contents of this Agreement or any of the discussions or negotiations thereto, or the matters referred to herein with anyone other than their professional advisers or, in the case of JCI, persons within the group who have a need to know.

 9.  The obligations of the Traders hereunder shall be joint and several.

10. None of the provisions of this agreement shall be deemed to constitute a partnership between JCI and the Traders.

11. Neither JCI nor the Traders shall divulge to any person (without the prior written consent of the other) the

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     matter thereof or any financial or other information relating to the other or their clients and which is acquired as a result of entering into this Agreement. This restriction shall continue to apply after the expiration or termination of this Agreement without limit in point of time but shall cease to apply to secrets or information which come into the public domain through no fault of the party concerned.

12. Neither party may assign or transfer, or purport to assign or transfer, any of their rights or obligations under this Agreement without the prior written consent of the other.

13. The rights which each of the parties has under this Agreement shall not be prejudiced or restricted by any indulgence or forbearance extended to the other party. No waiver by either party in respect of a breach shall operate as a waiver in respect of any subsequent breach.

14. This Agreement shall not be varied or canceled, unless the variation or cancellation is expressly agreed in writing by a duly authorised director of each party.

15. If any of the provisions of this Agreement is found by a court or other competent authority to be void or unenforceable, it shall be deemed to be deleted from this Agreement and the remaining provisions shall continue to apply. The parties shall negotiate in good faith in order to agree the terms of a mutually satisfactory provision to be substituted for the provision found to be void or unenforceable.

16. This Agreement supersedes any previous agreement between the parties in relation to the matters with which it deals and represents the entire understanding between the parties in relation to those matters.

17. Any notice to be given under this Agreement shall be either delivered personally or sent by first class recorded delivery post (airmail if overseas). The address for service of each party is the address stated above or any other address for service previously notified to the other parties in writing. A notice is deemed to have been served as follows:

     17.1  if personally delivered, at the time of delivery;

     17.2 if posted, at the expiration of 48 hours or (in the case of airmail) 7 days after the envelope containing it is delivered into the custody of the postal authorities.

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          In proving service it is sufficient to provide that personal delivery was made or that the envelope containing the notice was properly addressed and delivered into the custody office of the postal authority as a prepaid first class recorded delivery or airmail letter (as appropriate).

     18. The construction, validity and performance of this agreement shall be governed in all respects by English law. The parties hereto submit to the non-exclusive jurisdiction of the High Court of Justice in England.


SIGNED by Jack Carl/312-Futures, Inc.:
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SIGNED by Simon Drabble:
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SIGNED by G. Graham Wellesley Jr.:
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SIGNED by Lorenzo Naldini:
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